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NationsBank Corporation and Subsidiaries                                                                               Exhibit 12(a)
Ratio of Earnings to Fixed Charges
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)


                                                                                       Year ended December 31
                                              Three Months   -----------------------------------------------------------------------
                                                 Ended
                                             March 31, 1998       1997            1996          1995          1994          1993
                                             ---------------------------------------------------------------------------------------
Excluding Interest on Deposits
------------------------------------------------
Income before taxes                                 $ 836         $ 5,230         $ 4,536       $ 3,810       $ 3,293       $ 2,619

Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                       (1)              -               2            (7)           (3)           (5)

Fixed charges:
     Interest expense (including
       capitalized interest)                        1,531           5,060           4,342         4,706         3,056         1,512
     Amortization of debt discount and
       appropriate issuance costs                       5              19              20            12             8             6
     1/3 of net rent expense                           46             180             157           155           141           129
                                                ---------- -------------------------------------------------------------------------
        Total fixed charges                         1,582           5,259           4,519         4,873         3,205         1,647

Earnings (excluding capitalized interest)         $ 2,417        $ 10,489         $ 9,057       $ 8,676       $ 6,495       $ 4,261
                                                ========== =========================================================================

Fixed charges                                     $ 1,582         $ 5,259         $ 4,519       $ 4,873       $ 3,205       $ 1,647
                                                ========== =========================================================================

Ratio of Earnings to Fixed Charges                   1.53            1.99            2.00          1.78          2.03          2.59



Including Interest on Deposits
------------------------------------------------

Income before taxes                                 $ 836         $ 5,230         $ 4,536       $ 3,810       $ 3,293       $ 2,619

Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                       (1)              -               2            (7)           (3)           (5)

Fixed charges:
     Interest expense (including
       capitalized interest)                        2,734           9,951           8,588         8,980         6,231         4,450
     Amortization of debt discount and
       appropriate issuance costs                       5              19              20            12             8             6
     1/3 of net rent expense                           46             180             157           155           141           129
                                                ---------- -------------------------------------------------------------------------
        Total fixed charges                         2,785          10,150           8,765         9,147         6,380         4,585

Earnings (excluding capitalized interest)         $ 3,620        $ 15,380        $ 13,303      $ 12,950       $ 9,670       $ 7,199
                                                ========== =========================================================================

Fixed charges                                     $ 2,785        $ 10,150         $ 8,765       $ 9,147       $ 6,380       $ 4,585
                                                ========== =========================================================================

Ratio of Earnings to Fixed Charges                   1.30            1.52            1.52          1.42          1.52          1.57

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